U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 19, 2012

Liberty Gold Corp.

(Exact name of Registrant as specified in its charter)

Delaware	333-16135	80-0372385
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

2415 East Camelback Road, Suite 700, Phoenix, AZ 85016

 (Address of principal executive offices) (Zip Code )

602-553-1190

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

Previous Independent Registered Public Accounting Firm.

On July 19, 2012 the management of, Liberty Gold Corp. (the “Registrant’) dismissed its independent registered public accounting firm, Li & Company PC (“Li Co”).  This dismissal was approved by the Board of Directors of the Registrant on the same day. The reports of Li Co on the financial statements of the Registrant for the years ended March 31, 2011 and March 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than a going concern qualification in the notes thereto. The decision to change independent registered public accounting firms was made and approved by the sole member of the Board of Directors of the Registrant.

During the Registrant’s two most recent fiscal years and the subsequent interim periods through July 19, 2012, there were no disagreements with Li Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li Co, would have caused it to make reference thereto in its reports on the financial statements for such years.

The Registrant provided Li Co with a copy of this Current Report and requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed herein as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm.

The Registrant has engaged Peter Messineo, CPA as its new independent certified public accounting firm to audit the Registrant’s financial statements effective July 19, 2012. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Exhibits:

Exhibit No.

Description

16.1

Letter of Li Co dated August 8, 2012 to the Securities

and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Gold Corp.

(Registrant)

Dated:

August 8, 2012

By:

/s/  Lynn Harrison

Lynn Harrison, Chief Executive Officer